UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 20, 2020

Ontrak, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2120 Colorado Ave., Suite 230 Santa Monica, CA	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (310) 444-4300

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	OTRK	The NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 20, 2020, Ontrak, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with B.Riley Securities, Inc., as representative of the several underwriters identified therein (the “Underwriters”) relating to public offering (the “Offering”) of 1,700,000 shares (the “Shares”) of its 9.50% Series A Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”) with a liquidation preference of $25.00 per share.

The Underwriters agreed to purchase the Shares from the Company at a price of $23.50 per share. The Company has granted the underwriters a 30-day option to purchase up to an additional 15% of the shares of Series A Preferred Stock initially sold to the public. The Shares were offered, issued and sold under a prospectus supplement and accompanying prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to an effective shelf registration statement filed with the SEC on Form S-3 (Registration No. 333-230475) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement contained customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and were subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Loeb & Loeb LLP relating to the legality of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 hereto.

Item 3.03	Material Modification to Rights of Security Holders.

On August 21, 2020, the Company filed a Certificate of Designations (the “Series A Designations”) with the Delaware Secretary of State designating 1,955,000 shares of the Company’s authorized preferred stock as 9.50% Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share, with a liquidation preference of $25.00 per share, and further establishing the voting rights, powers, preferences and privileges, and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Series A Preferred Stock.

Under the terms of the Series A Preferred Stock, the ability of the Company to pay dividends on, make distributions with respect to, or to repurchase, redeem or acquire its common stock or any preferred stock ranking on parity with or junior to the Series A Preferred Stock, is subject to restrictions in the event that the Company does not declare and either pay or set aside a sum sufficient for payment of dividends on the Series A Preferred Stock for the immediately preceding dividend period.

The terms of the Series A Preferred Stock are more fully described in the Series A Designations which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 21, 2020, the Company filed the Series A Designations with the Secretary of State of the State of Delaware to establish the voting rights, powers, preferences and privileges, and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Series A Perpetual Preferred Stock. The terms of the Series A Designations are more fully described in the Series A Designations which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On August 21, 2020, the Company issued a press release announcing that it had priced the Offering. A copy of this press release is attached as Exhibit 99.1 to this Current Report and incorporated by reference into this Item 7.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement between and among the Company and B.Riley Securities, Inc., as representative of the several Underwriters, dated August 20, 2020.
3.1	Certificate of Designations regarding 9.50% Series A Cumulative Perpetual Preferred Stock
5.1	Opinion of Loeb & Loeb LLP
23.1	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)
99.1	Press Release dated August 21, 2020
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONTRAK, INC.

Date: August 21, 2020	By:	/s/ Brandon LaVerne
Brandon LaVerne
Chief Financial Officer